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                                                                   Exhibit 10.72
                                                                   -------------

                               PURCHASE CONTRACT
                               -----------------


          THIS PURCHASE CONTRACT ("Contract") is made and entered into as of the Effective Date (as hereinafter defined) by and between DAVID BRALOVE, AS TRUSTEE OF THE GAITHERSBURG REALTY TRUST, a Delaware business trust formed pursuant to The Delaware Business Trust Act, 12 Del.C.c.38 ("Seller") and SANTA FE HOTEL, INC., a Nevada corporation ("Purchaser").

                                   RECITALS:
                                   --------

     A. Seller is the owner of real property located in the City of Gaithersburg, Montgomery County, Maryland, which includes an office building comprising approximately 341,692 of rentable square feet, situated on 51.57 acres, and being more particularly described on Exhibit "A" attached hereto and
                                                -----------
by this reference made a part hereof.

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as defined below) in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

Section 1.  Definitions and Certain Basic Provisions.
            ----------------------------------------

           (a) For purposes of this Contract, the following capitalized terms shall have the following meanings:

                 (i) the "Agreements" shall mean all written contracts or agreements (other than the GEIS Lease, as hereinafter defined) affecting all or any part of the Property, as hereinafter defined;

                 (ii) the "Improvements" shall mean all buildings, structures, surface parking areas, fixtures, mechanical systems and other improvements located on the Land, including all of Seller's rights therein;

                 (iii) the "Land" shall mean the land situated in Gaithersburg, Montgomery County, Maryland, as more particularly described in Exhibit "A"
                                                               -----------
attached hereto and by this reference made a part hereof, together with all of Seller's right in and to all roads, water ways, lakes and easements belonging or appurtenant to the Land, and all licenses and other rights and appurtenances appertaining to the Land;

                 (iv)   the term "GEIS" means GE Information Services, Inc.

                 (v) the "GEIS Lease" shall mean that certain lease between GEIS and
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Seller dated for reference purposes as January 28, 1999;

          (vi) the "Permits" shall mean all certificates of occupancy (other than certificates of use and occupancy to the extent that they apply solely to GEIS under the GEIS Lease), permits, licenses and approvals of any governmental authority relating to the construction, use or operation of the Land and Improvements, if any;

          (vii) the "Personal Property" shall mean all equipment, machinery, and other personal property, including but not limited to the systems furniture; partitioning; office furniture; fitness equipment; kitchen, cafeteria and dining furniture and equipment; maintenance equipment and all other materials and equipment owned by Seller and located on the Real Property (as hereinafter defined), and described in Exhibit "B" attached hereto and by this reference
                           -----------
made a part hereof (the parties acknowledge and agree that the Personal Property is currently under the control and possession of GEIS pursuant to the terms of the GEIS Lease and that the identification of the items on Exhibit "B" is for
                                                           ------------
convenience only and that no adjustments shall be made in the event that items set forth in Exhibit "B" are missing or damaged at the time of Closing, as
             -----------
hereinafter defined);

          (viii) the "Records" shall mean documents, leases and financial records relating to the Land and Improvements, of which any Trust Party (as defined below) has knowledge (within the meaning of Section 11 hereof), and which are in the actual possession of any Trust Party (or of an agent representative or consultant, e.g. accountant, of either) as of and/or after the Effective Date, and all of the Trust Parties' keys to the Improvements;

          (ix) the term "right" with respect to the Improvements, Land, Leases, Permits, Personal Property, Records, Studies and Plans, Warranties or any other thing shall mean all of the referenced person's right, title, interest or estate, legal, beneficial, equitable or otherwise, in, to, under or in respect of the applicable item.

          (x) the "Studies and Plans" shall mean all site plans, surveys, architectural drawings, plans and specifications, engineering plans and studies, environmental studies and reports, floor plans, landscape plans, and other plans and studies of any kind relating to the Land and Improvements, of which any Trust Party has knowledge (within the meaning of Section 11 hereof), and which are in the actual possession of any Trust Party (or of an agent representative or consultant, e.g. accountant, of either) as of and/or after the Effective Date, excluding correspondence and/or other proprietary information;

          (xi) the term "Trust Parties" shall mean Seller; REII-Gaithersburg, Maryland, LLC; the Humphries Living Trust, Weldon Humphries, Trustee; and Commercial, Analytic and Legal Services, L.L.C.; and

          (xii) the "Warranties" shall mean all existing warranties (if any), including contractor's and manufacturer's warranties which accrue to any Trust Party and which are described in Exhibit "C" attached hereto and by this
                                 -----------
reference made a part hereof relating to the Improvements or the Personal Property;

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            (b)   The property interests described in Sections (1)(a)(ii), (iii)
and (v) are hereinafter referred to collectively as the "Real Property." All of the above-described interests are collectively referred to herein as the "Property."

Section 2.  Sale and Purchase.
            -----------------

            (a) In consideration of the Deposit (as hereinafter defined) and the mutual rights and obligations hereunder, and with the recitals set forth above hereby incorporated herein by reference, Seller desires to sell to Purchaser, and Purchaser agrees to purchase the Property upon the terms and conditions hereinafter set forth.

            (b) Notwithstanding anything to the contrary contained herein, at the time of Closing (as hereinafter defined), Seller shall possess good and marketable fee title to the Real Property, free and clear of all liens, claims, easements, rights-of-way, reservations, restrictions, encroachments, tenancies and any other encumbrances of whatsoever nature (herein collectively called "Encumbrances"), subject, however, to the "Permitted Encumbrances". The "Permitted Encumbrances" shall consist of: (a) the lien of ad valorem, general and special real estate and similar taxes and charges assessed against the Property, water and sewer front-foot benefit charges, and special assessments to the extent not yet due and payable; (b) zoning and applicable laws and regulations (which shall not then be subject to any violation); (c) exceptions 1 -24 and 32-34 set forth in Schedule B of the Trust's owner's title insurance policy No. Z539023 issued by First American Title Insurance Company, a copy of which is attached hereto as Exhibit "D" (the "Title Commitment") (exceptions 25-
                            -----------
31 relating to the Existing Debt (as hereinafter defined) shall be removed at Closing following satisfaction of the Existing Debt (as hereinafter defined) unless all or any part of the Existing Debt (as hereinafter defined) is assumed by Purchaser, in which event Exceptions 25-31 shall be modified or removed, as appropriate); (d) the City and related agreements (the "City and Related Agreements") listed on Exhibit "D" hereto; and (e) any matters defined elsewhere
                       -----------
in this Contract as Permitted Encumbrances.

Section 3.  Purchase Price and Deposit.
            ---------------------------

            (a) The purchase price ("Purchase Price") to be paid by Purchaser at Closing for the Property is SIXTY TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($62,600,000), subject to adjustments and prorations as set forth in this Contract. In the event Purchaser elects to assume the outstanding principal balance plus accrued and unpaid interest and exit fees on the existing indebtedness to Starwood Financial Trust and others (the "Existing Debt") on the Property the amount of the Existing Debt shall be credited against the Purchase Price at Closing.

            (b) At the Closing, the Title Company (as hereinafter defined) shall deliver the Deposit, as hereinafter defined, as a credit against the Purchase Price, to Seller in immediately available funds and in lawful money of the United States of America and the balance of Purchase Price, as such amount shall be adjusted for closing costs and prorations as set forth herein, shall be paid to Seller in cash or in immediately available wire transfer funds in lawful money of the United

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States of America.

          (c) At Purchaser's option and expense, and subject to agreement by the applicable lenders, at Closing Purchaser may assume any or all of the Existing Debt in which event Purchaser shall enter into an assumption agreement and/or other appropriate instruments with such lender(s) which shall provide in part for: (i) the full and complete release of Seller and any guarantors of the Existing Debt and from any and all obligations or liabilities under the portion of the Existing Debt assumed by Purchaser. If the Existing Debt is not assumed by Purchaser, Purchaser shall instruct the Title Company (as hereinafter defined) to cause the Existing Debt to be satisfied and discharged from the Purchase Price.

          (d) (i) Not later than 5:00 PM EST on the second business day following Purchaser's receipt of a facsimile counterpart of this Contract signed by Seller and Indemnitors (with each page intialed), Purchaser shall deliver to First American Title Insurance Company, 1025 Connecticut Avenue, N.W., Suite 709, Washington, D.C. 20036 (the "Title Company") by wire transfer the amount of THREE MILLION DOLLARS ($3,000,000) ("Deposit"), which Deposit shall be held in escrow pursuant to the terms of an escrow agreement substantially and in all material respects in the form attached hereto at Exhibit "E" and delivered by
                                                 -----------
Title Company in accordance with the provisions of this Contract. The Deposit shall be invested by Title Company in an interest-bearing account in a federally insured financial institution acceptable to Purchaser and Seller. In the event that Purchaser shall fail to deliver the Deposit, then Purchaser shall not be deemed in breach hereof, but, rather, this Contract shall be deemed void.

              (ii) In the event the Closing has not occurred on or before February 26, 2001, and Seller has not consummated the sale of the portion of Seller's Other Property (as that term is defined below) that contains the Edison Technology Center, Purchaser shall, at Seller's option, instruct the Title Company to release SIX HUNDRED SIXTY THOUSAND DOLLARS ($660,000.00) from the Deposit to Seller on the condition that Seller has first delivered to the Title Company (x) a written consent from the holder(s) of the Existing Debt authorizing the release of this money to Seller and agreeing to release the Property from its encumbrancing documents upon receipt of the balance of the net sale proceeds due to Seller at the Closing and (y) executed counterparts of all documents required to be signed by Seller, the Trust Parties and the Indemnitors at Closing (and where appropriate, witnessed, notarized and/or in recordable form) together with written irrevocable escrow instructions approved by Purchaser for the Title Company to hold the same in escrow and record (where appropriate) and deliver the same to Purchaser upon (A) execution and delivery of all the documents required to be signed by Purchaser at Closing and (B) payment of the balance of the Purchase Price due at Closing. In the event any of the Deposit is released to Seller but the Closing does not occur due to a default by Seller, Seller, the Trust Parties and the Indemnitors all jointly and severally agree to immediately pay to Purchaser (or re-deposit the money with the Title Company if Seller disputes Purchaser's entitlement to the same) the Deposit released to Seller together with (a) interest at the lesser of eighteen percent (18%) per annum or the highest rate allowed by law and (b) all costs incurred by Seller in such collection efforts, including, without limitation, attorney's fees and court costs.

          (e) Purchaser anticipates that residual value insurance will be required in

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connection with its financing of the Property and has budgeted One Million
Dollars ($1,000,000) in connection with its costs in obtaining such residual value insurance. In the event that residual value insurance is not obtained by Purchaser, then the Purchase Price shall be increased by One Million Dollars ($1,000,000).

Section 4.  Seller's Cooperation for Due Diligence.
            --------------------------------------

            Seller acknowledges that although Purchaser has conducted its due diligence on the Property, Purchaser's prospective lender(s) (the "New Lender") will conduct its own due diligence; provided, however, Purchaser's obligations under this Contract are not contingent upon the New Lender's satisfaction with its due diligence. Seller and the Trust Parties agree to cooperate with the New Lender in its review, inspection, testing and study of the Property and promptly comply with all reasonable and good faith requests to provide or otherwise make available for inspection and copying all Leases, Permits, Warranties, Studies and Plans, Records and Agreements. Without limiting the foregoing, Seller represents that it has previously furnished to Purchaser, one complete copy of each of the following: the existing title policy for the Property (with copies of referenced exceptions); the Agreements; the GEIS Lease; the documents evidencing the Existing Debt, the Studies and Plans; the Other City Related Documents; any existing environmental reports or studies; all pleadings in connection with the Tax Contest (as hereinafter defined) and the organizational documents of REII, CALS, Humphries and Seller. Seller, the Trust Parties and the Indemnitors have no actual knowledge of any inaccuracies or false statements contained in any documents furnished Purchaser and hereby disclaim any affirmative representation or warranty with respect to the accuracy or completeness of such documents other than for the Agreements, the GEIS Lease, the Other City Related Documents; the organizational documents of REII, CALS, Humphries and Seller. The New Lender shall conduct its review at no cost and expense to Seller and neither the Seller nor any of the Trust Parties shall be required to incur any out-of-pocket expense in cooperating with the New Lender's review other than travel related expenses for meetings which Seller or any of the Trust Parties determines are necessary or desired. Without limiting the generality of the foregoing, Seller shall not be responsible for any fees or expenses, if any, of professionals, consultants or other third parties consulted by the New Lender in connection with its review.

Section 5.  Purchaser's Objections to Title.
            -------------------------------

            (a) Purchaser has reviewed the title to the Property and makes objections to title set forth on Exhibit "F" attached hereto and by this
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reference made a part hereof (the "Objections").

            (b) Within five (5) business days after the date hereof, Seller shall have the option, at Seller's sole election, either to cure or not to cure the Objections and shall notify Purchaser of its election in writing ("Seller's First Notice"). Purchaser's failure to receive Seller's First Notice within such five (5) business day period shall be deemed to be an election by Seller not to cure said Objections, and Seller's First Notice shall be deemed to have been given as of the last day of such five (5) business day period. If Seller elects not to cure the Objections, Purchaser shall have five (5) business days from receipt of such notice (if given) or the expiration of such five (5) business day period (if Seller is deemed to have elected not to cure), as the case may be, to determine by written

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notice to Seller, either (i) to accept and purchase the Property subject to the uncured Objections (in which event such uncured Objections shall constitute additional Permitted Encumbrances), or (ii) to terminate this Contract. If Purchaser fails to give notice within such five (5) business day period, Purchaser shall be deemed to have elected to terminate this Contract. If Seller elects to cure the Objections, Seller shall use reasonable efforts to timely cure the same prior to Closing. If, however, Seller, in its sole discretion, shall determine prior to Closing that its efforts to cure the Objections will not be successful, or if Seller has cured the Objections, Seller shall promptly give Purchaser written notice ("Seller's Second Notice") to that effect. If Seller gives Seller's Second Notice (other than notice that Seller has cured the Objections), then Purchaser shall have five (5) business days from receipt of such Seller's Second Notice to determine by written notice to Seller, either (i) to accept and purchase the Property subject to the uncured Objections (in which event such uncured Objections shall thereafter constitute additional Permitted Encumbrances), with no abatement of the Purchase Price, or (ii) to terminate this Contract. If Purchaser fails to give notice within such five (5) business day period, Purchaser shall be deemed to have elected to terminate this Contract.

            (c) If this Contract is terminated pursuant to this Section 5, the Deposit shall be returned to Purchaser within five (5) business days after Seller's receipt of Purchaser's notice of termination and thereafter the parties shall be relieved of all liability to each other under this Contract, except as otherwise provided in this Contract.

Section 6.  New Objections.
            --------------

            In the event that any revised Title Commitment or endorsement by the Title Commitment, or any up-date of any lien, judgment or similar searches, contains any exception which was not contained in the original Title Commitment or searches (a "New Exception"), Purchaser shall have the right to object thereto by giving Seller notice of such objection(s) within five (5) business days after receiving the endorsement or revised Title Commitment or search containing the New Exception(s) (or, if later, after receiving all title back-up applicable thereto and after having its surveyor locate same on its survey, if applicable). Seller shall have the right to cure said objection(s) within twenty
(20) business days after receiving the same and if Seller is unable to cure an objection to any New Exception, Purchaser shall have the same rights with respect thereto as are afforded to it by Section 5 with regard to uncured objections to exceptions reported in the original Title Commitment.

Section 7.  Termination, Default and Remedies.
            ---------------------------------

            (a) If Purchaser fails or refuses to consummate the purchase of the Property pursuant to this Contract at the Closing for any reason other than termination of this Contract by Purchaser pursuant to a right so to terminate expressly set forth in this Contract, or Seller's failure to perform Seller's obligations under this Contract, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Contract by giving written notice thereof to Purchaser, whereupon neither party hereto shall have any further rights or obligations hereunder, and Title Company shall deliver the Deposit to Seller as liquidated damages, and not as a penalty, free of any claims by Purchaser or any other person with respect thereto, the parties agreeing that Seller's damages in the event of a breach hereof would be difficult to determine but that the Deposit is a fair

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and reasonable estimate of said damages. It is agreed that the Deposit to which the Seller is entitled hereunder shall constitute full satisfaction of Purchaser's obligations hereunder to the Seller and all Trust Parties. However, forfeiture of the Deposit shall be in addition to, and not in lieu of, any other rights and remedies which might be available to Seller, at law or in equity for any breach or default by Purchaser in its obligations under Section 9 (with respect to its representation and warranty as to the engagement of any agent, broker or other similar party) and Section 10 (with respect to its obligations in conducting its review of the Property).

            (b) If the Seller fails or refuses to consummate the sale of the Property pursuant to this Contract at Closing, or fails to perform any of their other obligations hereunder either prior to or at the Closing, for any reason other than the termination of this Contract by Seller pursuant to a right so to terminate expressly set forth in this Contract or Purchaser's failure to perform Purchaser's obligations under this Contract, then Purchaser shall have the right, as its sole remedy, either (i) to enforce specific performance of the obligations of the Seller under this Contract , or (ii) to terminate this Contract by giving written notice thereof to Seller prior to or at the Closing whereupon the Deposit shall be returned to Purchaser. In the case of a willful or intentional breach hereof by a Seller (e.g., any further encumbrancing of all or any part of the Property, and/or the making of any amendment, modification or waiver with respect to the GEIS Lease, or any Agreement or Permit, without Purchaser's prior written consent) that results in an election by Purchaser to terminate the Contract, Purchaser may seek such other relief as may be available at law and/or in equity, including, but not limited to, actual (but not consequential or punitive) damages up to a maximum amount (inclusive of legal fees and costs) equal to the amount of the Deposit at the time of Purchaser's election of its remedy. Purchaser shall make its remedy election pursuant to this Section 7(b) by giving written notice thereof to Seller prior to or at the Closing.

            (c) In the event either Seller or Purchaser becomes entitled to the Deposit upon cancellation or termination of this Contract in accordance with any of its terms, Purchaser and Seller covenant and agree to deliver a letter of instruction to the Title Company directing disbursement of the Deposit to the party entitled thereto. In the event either party hereto fails or refuses to sign or deliver such an instruction letter when the other party is entitled to disbursement of the Deposit, such party shall pay, upon the final order of a court with appropriate jurisdiction, all reasonable attorney's fees and court costs incurred by the party so entitled to the Deposit in connection with the recovery thereof.

Section 8.  Closing.
            -------

            (a) The Closing ("Closing") of the sale of the Property by Seller to Purchaser (and of the other related transactions contemplated hereby) shall occur through the office of the Title Company in Washington, DC at: (i) 10:00 a.m. on February 7, 2001; or (ii) or at such other location and time as the parties shall mutually agree upon, subject to adjournments as expressly provided for in this Contract (the "Closing Date"). In the event that the Closing Date would otherwise occur during any periods described in Sections 5(b) and/or 6 while Purchaser and/or Seller are considering, undertaking and/or reviewing any actual or potential objection or breach (and/or any purported cure thereof), or during any Seller period therein for curing or electing to cure, or during any period therein for Purchaser to make any election with respect thereto, then such Closing Date shall be

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extended to such date as is five (5) business days following the later of (x)
the last day that Purchaser may make such objection or declare such breach, (y) the last day that Seller may affect or notify Purchaser of such cure and/or (z) the last date Purchaser may make any election with respect thereto. A pre-closing conference (the "Pre-Closing Conference") shall be held on the business day immediately preceding the Closing Date at 10:00 a.m. at the offices of the Title Company (or at such other location as the parties shall mutually agree upon).

          (b) (i) Purchaser shall exercise its good faith business efforts to cause New Lender to close the purchase money loan to Purchaser on or before February 7, 2001. However, in the event the New Lender has not completed its due diligence or is otherwise not prepared to close the purchase money loan in favor of Purchaser on or before February 7, 2001, Purchaser shall so notify Seller in writing and the Closing Date shall be extended March 7, 2001.

               (ii) In the event the outside Closing Date has been extended until March 7, 2001, Purchaser shall exercise its good faith business efforts to cause New Lender to close the purchase money loan to Purchaser on or before March 7, 2001. In the event the New Lender has not completed its due diligence or is otherwise not prepared to close the purchase money loan in favor of Purchaser on or before March 7, 2001, Purchaser shall so notify Seller in writing and the Closing Date shall be extended until April 6, 2001.

          (c) Rents paid or payable under the GEIS Lease and accrued but unpaid interest under the Existing Debt (if assumed by Purchaser) shall be prorated at Closing and all amounts of rent and other sums received from GEIS or others in respect of the Property from and after the Closing Date shall be owned for the benefit of Purchaser (and the Seller shall forward all such amounts received by any of them, or by any agent of it, to or for the benefit of Purchaser).

          (d) At the Pre-Closing Conference, all of the following shall occur, all of which shall be deemed concurrent conditions:

               (i) Seller, at Seller's sole cost and expense shall deliver or cause to be delivered into escrow with the Title Company the following:

                     (A) A special warranty deed conveying the Real Property from Seller to Purchaser;

                     (B) A special warranty bill of sale conveying the Personal Property from Seller to Purchaser.

                     (C) An assignment of the GEIS Lease from Seller to Purchaser with full warranty of title.

                     (D) An assignment of all of Seller's interest in and to all Permits, Agreements, Warranties, Studies and Plans and Records.

                     (E) To the extent that the same have not been previously delivered

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to Purchaser and are available, the originals of the GEIS Lease, Permits,
Warranties, Agreements, Studies and Plans and Records;

                    (F) The customary affidavits required by the Title Company signed by Seller and/or any Trust Party (which affidavits shall at a minimum be sufficient to allow the Title Company to issue affirmative coverage over mechanics' and materialmans' liens);

                    (G) Any instrument necessary to release any monetary liens against the Property, other than Permitted Encumbrances; such instruments shall include termination statements terminating any UCC-1 financing statements or other evidence of monetary liens filed against the Property;

                    (H) Appropriate evidence reasonably satisfactory to the Title Company and Purchaser's counsel of Seller's and Trust Parties' authority to consummate the transactions contemplated by this Contract;

                    (I) An Estoppel Certificate from GEIS in form substantially and in all material respects in the form attached hereto at Exhibit "G", or in
                                                            -----------
the form delivered by tenant in connection with the Existing Debt;

                    (J) Letter to GEIS advising GEIS of the Closing and instructions regarding all future payments of rent and other amounts to be paid to or for the benefit of Purchaser;

                    (K) Any other documents or instruments reasonably required to consummate the transactions contemplated in this Contract.

             (ii) Purchaser, at Purchaser's sole cost and expense, shall deliver or cause to be delivered in escrow with the Title Company the following:

                    (A) Wired funds in lawful money of the United States of America in the amount required pursuant to Section 3(b) above;

                    (B) Appropriate evidence reasonably satisfactory to the Title Company and Seller of Purchaser's legal existence, good standing and authority to consummate the transactions contemplated by this Contract;

                    (C)  The customary affidavits required by the Title Company;

                    (D) Any other documents or instruments reasonably necessary to consummate the transactions contemplated by this Contract.

             (iii) At the Pre-Closing Conference, the parties shall instruct the Title Company to, first, verify that title to the Property remains as required hereby, then to record the special warranty deed referenced in Section 8(c)(i)(A) above and then to simultaneously on the Closing Date (a) deliver the Deposit by wire transfer to Seller which Deposit shall be applied to the

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Purchase Price, (b) deliver to Seller, Purchaser and other parties entitled thereto all other payments, documents, and other items to be delivered to such parties under the terms of this Contract (c) deliver to the holder(s) of the Existing Debt such amount as is required to satisfy and discharge so much of the Existing Debt that has not been assumed by Purchaser pursuant to Section 3(c), and (d) deliver to Purchaser the bill of sale and assignments referenced in
Section 8(c)(i)(B), (C) and (D) above. Closing shall be deemed to have occurred upon the payment of the Purchase Price to Seller and the recordation and delivery of all such documents and other items in accordance with this Contract.

                 (iv) Except as set forth in the following sentence, Seller and Purchaser shall each pay (x) one-half (1/2) of any transfer, recordation, deed or similar tax, (y) their respective attorneys' fees and (z) one-half (1/2) of all escrow fees. Purchaser shall pay the recordation fee, if any, imposed by reason of any financing placed upon the Property.

                 (v) Purchaser shall pay the premium required by the Title Company to issue to Purchaser at the Closing an ALTA extended coverage owners title insurance policy insuring Purchaser's title to the Property subject only to the Permitted Encumbrances. Title Company's irrevocable and unconditional commitment to issue such title policy shall be a condition precedent to Purchaser's obligation to close escrow; if such condition is not satisfied, Purchaser shall be entitled to terminate this Contract and receive a refund of the Deposit.

            (e) Upon completion of the Closing, Purchaser will have actual possession of the Property free and clear of all tenancies and/or encumbrances of every kind, and parties in possession, except for the GEIS Lease and Permitted Encumbrances, with the Property in substantially the same condition as on the Effective Date subject to normal wear and tear, natural changes, casualty and condemnation.

Section 9.  Agents.
            ------

            Seller and Purchaser each hereby represent and warrant to the other that except as expressly provided for below, it has not engaged the services of any agent, broker or other similar party in connection with this transaction. Each party hereby agrees to indemnify and hold the other harmless from the claims of any agent, broker or other similar party claiming by, through or under the indemnifying party. The foregoing indemnities shall survive Closing or termination of this Contract without limitation as to time. Seller hereby acknowledges Scheer Partners, Inc. as the listing agent with respect to this Contract and Concord Partners, LLC (working with Advantis Real Estate Services) as a cooperating broker with respect to this Contract and agrees to pay Scheer Partners, Inc. and Concord Partners, LLC such commissions as may be due in accordance with a separate agreement between Seller and Scheer Partners, Inc.

Section 10. New Lender's Due Diligence.
            --------------------------

            Prior to Closing, Purchaser, the New Lender and their respective agents and consultants, at Purchaser's sole cost and risk, shall have the right to go on to the Property to make inspections, surveys, structural analyses and engineering inspections and other tests. Notwithstanding any other provision of this Contract, none of Purchaser's activities on the Property shall render any portion of the Property unsafe or interfere with the use and enjoyment of the Property by Seller or GEIS under the GEIS Lease. Purchaser shall indemnify, hold harmless, and, upon request by Seller, defend Seller against all damages, liability, claims, and expense, including reasonable attorneys' fees and litigation costs (whether or not litigation is initiated), incurred by Seller as a result of Purchaser's or the New Lender's (or their respective agents', contractors' or employees' or prospective tenants') activities upon the Property pursuant to this Section 10. If the sale of the Property is not consummated pursuant hereto for any reason, Purchaser shall restore or cause to be restored the Property to as near the condition thereof existing prior to any activity performed by Purchaser pursuant to this Section 10. Notwithstanding anything to the contrary, the Purchaser's obligations under this Contract are not conditioned upon the New Lender's completion of or satisfaction with its due diligence.

Section 11.  Representations of Indemnitors.
             ------------------------------

             (a) Each individual representation and warranty of Weldon Humphries and Heinz-Dieter Kals (the "Indemnitors") (i) is material and is being relied upon by Purchaser, (ii) is true in all material respects as of the date hereof and shall be true in all material respects as the of Closing and (iii) shall be a condition to Purchaser's obligations at the Closing. Whenever a representation or warranty in this Section 11 is limited to the knowledge of Indemnitors, such representation shall not be deemed to imply that Indemnitors have undertaken any investigation with respect thereto unless expressly so stated and shall be limited to the actual knowledge of Weldon Humphries, Heinz Dieter Kals or David H. Bralove.

             (b) The following representations and warranties of Indemnitors are collectively referred to as "Entity Warranties":

                  (i) Seller has full power and authority to enter into this Contract and to consummate the transaction described herein, without obtaining any further approvals or consents. Neither the entering into of this Contract nor the consummation of the transaction contemplated herein will constitute or result in a violation or breach by Seller, or any Trust Party under its respective organizational documents, or a breach or violation by Seller or any Trust Party of any judgment, order, writ, injunction, or decree issued against or imposed upon it or any agreement to which it is a party or by which it or any of its property is bound.

                  (ii) Seller is duly formed and in good standing under the laws of the State of Delaware and this Contract is legally binding on, and enforceable against, Seller in accordance with its terms. Seller has taken all action required by its organizational documents, by law or otherwise, to authorize its execution and delivery of this Contract and the documents contemplated herein, and to carry out its obligations contemplated hereby. This Contract has been duly executed and delivered by Seller.

                  (iii) REII is duly formed and in good standing under the laws of the State of Delaware and to the extent that this Contract imposes any obligations upon REII, the same are legally binding on, and enforceable against REII in accordance therewith.

                  (iv) There is no existing litigation or judgements against any Trust Party, or the Property or, to the best knowledge of Seller or Indemnitors, threatened, with respect to the Property, the Contract, or any Trust Party, nor has any Trust Party, Seller or Indemnitor received written assertion of same.

               (v) Neither Seller nor any Trust Party have made an assignment for the benefit of creditors, nor have any such persons filed, or to the best of such persons' knowledge, had filed against it, any petition in bankruptcy.

               (vi) This Contract is legally binding on, and enforceable against, Seller and the Trust Parties (to the extent the Trust Parties have any obligations hereunder) in accordance with its terms. Seller and the Trust Parties have taken all action required by its organizational documents, by law or otherwise, to authorize its execution and delivery of this Contract and the documents contemplated herein, and to carry out their respective obligations contemplated hereby. This Contract has been duly executed and delivered by Seller and the Trust Parties.

               (vii)  Seller has no employees.

               (viii) Seller is not a "foreign person" as defined in Section 1445 of the Internal revenue Code of 1986, as amended.

          (c) The following representations and warranties of Indemnitors are collectively referred to as "Property Warranties":

               (i) To the best of Indemnitors' knowledge, Seller has fee simple title to the Property free and clear of all encumbrances except the Permitted Encumbrances.

               (ii) Neither Seller, Trust Parties nor Indemnitors have received from any governmental authority a written notice of any pending or threatened condemnation with respect to the Property.

               (iii) Neither Seller, Trust Parties nor Indemnitors have received from any governmental authority or any other party a written notice of liens or special assessment with respect to the Property.

               (iv) Except as pursuant to the GEIS Lease and Permitted Encumbrances, no person, firm, corporation, or other entity has any right, title, interest or estate, legal, beneficial, equitable or otherwise, in, to, under or in respect of all or any part of the Property and no person whatsoever has any contractual right or option to acquire any leasehold, tenancy, or other possessory rights or interests in the Property.

               (v) Neither Seller, Trust Parties nor Indemnitors have received from any governmental authority a written notice of (i) any violation of any ordinance, regulation, law or statute pertaining to the Property or any portion thereof, or (ii) the need to obtain a governmental license or permit or building, safety, fire, health, environmental, or similar governmental approval, which has not been obtained, and which is necessary to operate the Property in the manner in which it is being operated as of the Effective Date.

               (vi) To the best of Indemnitors' knowledge, Seller is not in breach of any of its obligations under the GEIS Lease and GEIS is not more than thirty
(30) days in arrears with respect to rent or in breach with respect to any material obligations under the GEIS Lease.

               (vii) All taxes assessed and payable against the Property and Personal Property have been paid in full.

               (viii) To the best of Indemnitors' knowledge, none of the Personal Property is subject to any financing statements.

               (ix) Neither Seller, Trust Parties nor Indemnitors have entered into any leases with respect to the Property other than the GEIS Lease and to the best of Seller, Trust Parties and Indemnitors' knowledge, there are no leases or other agreements for occupancy in effect with respect to the Property other than the GEIS Lease and subleases which GEIS under the GEIS Lease may have entered into;

               (x) Neither Seller, Trust Parties nor Indemnitors have received any written notices from its insurers, tenants or any governmental entities of defect in the Improvements.

               (xi) Neither Seller, Trust Parties nor Indemnitors have received notice of and to the best of Seller, Trust Parties and Indemnitors' knowledge, there are no violations of any required county and local permits necessary to operate the Property in the manner in which it is being operated as of the Effective Date.

               (xii) There are no commissions due any real estate agents, brokers or other similar parties in connection with any leasing activity at the Property.

               (xiii) To the best of Indemnitors' knowledge, there are no utility moratoriums that apply to the Property.

               (xiv)   Edison Park Drive is a publicly dedicated right-of-way.

               (xv) All utility meters on the Property are registered in the name of GEIS, and none are in Seller's name.

               (xvi) GEIS has not paid any operating expenses (such as real estate taxes or common area maintenance) to Seller.

               (xvii) As of the Closing, there shall be no Agreements affecting the Property.

          (d) In the event that Purchaser shall have actual knowledge that any representation or warranty made by Indemnitors is in fact untrue, then Purchaser shall advise Indemnitors of such fact as though same were a New Objection under
Section 6 above and Indemnitors shall enjoy the same cure rights of Seller as set forth in such Section 6. To the extent that Purchaser has actual knowledge prior to the Closing Date that Indemnitors' representations and warranties are inaccurate, untrue, or incorrect in any way and Purchaser fails to object or notify Seller of the same, such representations and warranties shall be deemed modified to reflect Purchaser's actual knowledge. The mere presence in any document or other material delivered to Purchaser by any party of any statement or other disclosure indicating that any representation or warranty of Seller, Indemnitors or any Trust Party is inaccurate, untrue or incorrect shall not by itself constitute evidence that Purchaser has actual knowledge of the same.

             (e) Entity Warranties and all other representations and warranties of Seller, Trust Parties or Indemnitors set forth in this Contract (other than Property Warranties) shall survive the Closing for a period of three (3) years, except in the case of a fraudulent representation or warranty on the part of the Seller, any of the Trust Parties or the Indemnitors (a "Fraud Claim") or a representation or warranty concerning taxes paid or payable (a "Tax Claim"). No legal action for breach of Entity Warranties may be brought after three (3) years from the Closing Date, except for: (i) a Fraud Claim, in which event the time for commencement of such legal action shall be the applicable statue of limitations under Maryland law; and (ii) a Tax Claim, in which event the time for commencement of such legal action shall be ninety (90) days after the expiration of the applicable statute of limitations for the applicable taxing authority to commence any action under Maryland law, or federal law, as the case may be.

             (f) Property Warranties shall survive the Closing for a period of one (1) year, except in the case of a Fraud Claim or a Tax Claim. Except for a Fraud Claim or a Tax Claim, no legal action for breach of Property Warranties may be brought after one (1) year from the Closing Date, unless prior to the expiration of said one (1) year period, Purchaser shall have given notice to Seller of a potential or threatened action (a "Property Warranty Notice"). The Property Warranty Notice shall identify the threatened or potential legal action with specificity and, to the extent then known by Purchaser, disclose the nature of the claim, the names of the claimants and the amount in controversy. If Purchaser shall have timely sent a Property Warranty Notice, then Purchaser shall have an additional thirty (30) days beyond the one (1) year anniversary from the Closing Date to bring a legal action with respect to the matters identified in such Property Warranty Notice. In the case of a Fraud Claim, the time for commencement of a legal action shall be the applicable statue of limitations under Maryland law. In the case of a Tax Claim, the time for commencement of a legal action shall be ninety (90) days after the expiration of the applicable statute of limitations for the applicable taxing authority to commence any action under Maryland law, or federal law, as the case may be.

Section 12.  Representations and Covenants of Purchaser.
             -------------------------------------------

             Purchaser hereby makes the following representations, covenants and warranties. Each individual representation and warranty (i) is being relied upon by Seller, (ii) is true in all material respects as of the date hereof and shall be true in all material respects as of the Closing and (iii) shall be a condition to Seller's obligations at the Closing.

             (a) Purchaser is a corporation duly formed and in good standing under the laws of Nevada and has full legal power and authority to: (i) execute and deliver this Contract and all other documents executed and delivered by it in connection with this transaction, and (ii) perform all obligations arising under this Contract and such other documents, and this Contract is legally binding on, and enforceable against, Purchaser in accordance with its terms. Purchaser has taken all action required by its organizational documents and/or by law to authorize the execution and delivery of this Contract and such other documents related hereto and to carry out the transaction contemplated hereby, including, without limitation, the execution and delivery of all instruments and documents required to be executed by Purchaser in order for Purchaser to enter into this Contract or any other document referred to herein or to fully perform all of its obligations under this Contract or under any other document referred to herein.

             (b) There are no actions, suits, claims, or other proceedings, governmental or otherwise, pending nor, to the best of Purchaser's knowledge, contemplated or threatened against Purchaser which will affect this Contract.

             (c) Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser filed, or to the best of its knowledge had filed against it, any petition in bankruptcy.

             (d) Purchaser shall, within five (5) business days after the Effective Date, submit an application for a new loan to Lehman Brothers (or its affiliate) ("Lehman") for a purchase money loan secured by the Property in an amount of not less than Fifty Four Million Dollars ($54,000,000.00), and provide reasonable evidence to Seller of the same, including payment of an application fee. If Purchaser fails to provide such evidence within such time period, Seller shall have the right to terminate this Contract upon written notice to Purchaser. If Seller elects to terminate this Contract pursuant to this Section 12(d), all of the Deposit shall be returned to Purchaser and this Contract shall be void. Purchaser shall exercise its good faith efforts to cause Lehman to close the loan on or before February 7, 2001, but failure of Lehman to do so shall not constitute a default by Purchaser.

Section 13.  Indemnitors' Covenants.
             -----------------------

            (a) From the Effective Date until the Closing, Indemnitors shall cause Seller to maintain in force property and liability insurance with respect to damage or injury to person or property occurring on the Property in at least such amounts as are maintained by the Trust as of the Effective Date.

             (b) From the Effective Date until the Closing, and except as otherwise expressly provided in this Contract, Indemnitors shall not permit Seller to voluntarily create or suffer any additional Encumbrances with respect to the Property without Purchaser's prior written approval.

             (c) Indemnitors shall not permit Seller to enter into any other agreements affecting the Property (including, without limitation, leases) after the Effective Date which will remain in effect following the Closing Date (or for which any termination or similar fee must be paid in order to terminate same on or before the Closing Date), nor amend, modify or waive any provision (nor consent to any assignment or sublease) of the GEIS Lease, or any Agreement, Warranty and/or Permitted Encumbrance, or any of the documents evidencing the Existing Debt (other than an agreement extending the maturity date of the Existing Debt) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

             (d) Indemnitors shall cause the Seller to comply with and maintain in full force and effect the GEIS Lease and all Agreements, Leases, Permits, Permitted Encumbrances and Warranties.

             (e) From the Effective Date to the Closing Date, Indemnitors shall promptly notify Purchaser of any transaction or occurrence that would make any of the covenants, representations, or warranties of Seller contained in this Contract untrue in any material respect or which would or could constitute a grounds for Purchaser being excused from closing hereunder.

Section 14.  Condition of Property.
             ---------------------

             (a) Purchaser has inspected the Property or will have the opportunity to inspect the Property prior to Closing and is, or shall become, fully familiar with its zoning, subdivision, and development status and its physical and environmental condition and characteristics. At the time of Closing, Purchaser shall accept the Property in its then existing "as is" condition, subject to the express terms, conditions, representations, warranties, and covenants contained herein, which shall not be modified, restricted, or limited by the terms of this Section 14. In entering into this Contract, Purchaser has not been induced by and has not relied upon any representations, warranties, or statements about the Property, whether express or implied, oral or written, made by Seller, the Trust Parties, Indemnitors or any agent or representative of Seller, the Trust Parties or Indemnitors which are not expressly set forth in this Contract.

             (b) Without limiting the generality of Section 14(a), Purchaser acknowledges that Seller, the Trust Parties and Indemnitors do not make any representation or warranty with respect to the value, profitability, or marketability of the Property.

            (c) Notwithstanding any other provision of this Contract, except as set forth in Section 4, Seller, the Trust Parties and Indemnitors make no representation or warranty to Purchaser as to the accuracy, completeness, or reliability of any of the Studies and Plans regarding the condition or characteristics of the Property provided to Purchaser by Seller, the Trust Parties or Indemnitors. Purchaser acknowledges that all such Studies and Plans are provided to Purchaser as an accommodation to Purchaser, and that Seller, the Trust Parties and Indemnitors shall have no liability to Purchaser in connection therewith. Except as otherwise provided in this Contract, Seller, the Trust Parties and Indemnitors make no representation or warranty to Purchaser as to the enforceability or status of any of the Permits or Warranties and, except as otherwise provided herein (e.g., Section 13(d)), Seller, the Trust Parties and Indemnitors shall have no liability to Purchaser in connection therewith.

            (d) Seller, the Trust Parties and Indemnitors have not released any hazardous substances on the Property and have no actual knowledge of any violations of environmental protection, pollution or land use laws, rules, or regulations (collectively "Environmental Laws"), except as may be set forth in the environmental reports furnished to Purchaser by Seller prior to the Effective Date. Except for the foregoing, Seller, the Trust Parties and Indemnitors do not and will not make any representations or warranties with regard to compliance with any Environmental Laws, provided, however, that nothing in this Contract shall be deemed to release Seller from any liability (including, not limited to, any claim for reasonable attorneys' fees and litigation costs) incurred by Purchaser in connection with claims asserted against any one or more of them by third parties for any period on or prior to Closing.

Section 15.  Notices.
             -------

             (a) Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given when addressed to such party at the address hereinafter specified and delivered: (i) in person (when accompanied by a signed receipt or an affidavit of delivery) and shall be deemed to have been given on the date receipt is indicated on the receipt for delivery; (ii) by recognized same day or overnight delivery service, and shall be deemed to have been given on the date receipt is indicated on the receipt for delivery (unless the address is outside of the United States, in which event it shall be deemed given on the next day following the date notice was received for delivery by the same day or overnight delivery service); or
(iii) by telecopy so long as a hard copy of same is sent in accordance with
Section 15(a)(ii) hereof for same day or overnight delivery. Notices sent by telecopy in accordance with this Section 15 shall be deemed given and received on the date of receipt electronically indicated on the recipient's telecopy pages, unless such date is clearly erroneous as a result of a malfunction or system error of the telecopy device.

             (b) The address of Seller for all purposes and notices hereunder shall be:

                    The Gaithersburg Realty Trust
                    7361 Calhoun Place
                    Suite 300
                    Rockville, MD 20855
                    Attention: David H. Bralove, Owner Trustee
                    Telephone:  (301) 610-9717 X104
                    Telecopy:   (301) 610-9718

With copies to:     Weldon Humphries
--------------
                    2118 Sondra Court
                    Silver Spring, MD 20905
                    Telephone:  (301) 421-1246
                    Fax:        (301) 421-1017

                    Commercial, Analytic and Legal Services, L.L.C. 7361 Calhoun Place
                    Suite 300
                    Rockville, MD 20855
                    Attention: Heinz-Dieter Kals
                    Telephone:  (301) 610-9717 X104
                    Fax:        (301) 610-9718

                    David H. Bralove, Esq.
                    The Bralove Group
                    5335 Wisconsin Avenue, N.W.
                    Suite 440
                    Washington, DC 20015
                    Telephone:  (202) 363-6100

                    Telecopy:   (202) 363-6846


and:                Dr. Heinz-Dieter Kals
---
                    Otto Wels Strasse, 33
                    D52477, Alsdorf
                    GERMANY
                    Telephone:  01149240490650
                    Fax:        011492404906550

               (e) The address of Purchaser for all purposes and notices hereunder shall be:

                    Santa Fe Hotel, Inc.
                    3221 South Torrey Pines
                    Las Vegas, NV 89149
                    Attention: David Lowden
                    Telephone:  (702) 871-9492
                    Fax:        (702) 871-4244

With copies to:     American Safety Financial Corp.
--------------
                    11766 Wilshire Boulevard
                    Suite 1270
                    Los Angeles, CA 90025
                    Attention: Steve Sirang
                    Telephone:  (310) 445-9100
                    Fax:        (310) 312-8800

and:                Leo Rose, Esq.
---
                    Schreeder, Wheeler & Flint, LLP
                    The Candler Building
                    127 Peachtree Street, NE
                    Atlanta, GA 30303-1845
                    Telephone:  (404) 954-9823
                    Fax:        (404) 681-1046

               (d) From time to time either party may designate another address for all purposes of this Contract by giving the other party not less than ten
(10) days advance written notice of such change of address in accordance with the provisions hereof.

Section 16.  Entire Contract.
             ---------------

             This Contract (including the exhibits hereto) contains the entire contract between Seller and Purchaser, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect.
No variations, modifications, or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties.

Section 17.  Assigns.
             -------

             This Contract shall inure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors, and assigns. Neither party (the "Assignor Party") may assign its rights hereunder prior to Closing to any other person or entity without the prior written consent of the non-assigning party (the "Non-Assigning Party"), which may be withheld in the Non-Assigning Party's subjective, and absolute discretion (an entity so approved by the Non-Assigning Party being referred to in this Contract as an "Approved Assignee"). Any Approved Assignee shall, prior to the Closing, assume in writing, for the benefit of the Non-Assigning Party, the Assignor Party's obligations under this Contract. Seller hereby consents to the assignment of Purchaser's interest in this Contract to (i) an entity that is formed as a single purpose entity in connection with the loan from the New Lender or (ii) an entity that is majority-owned by Purchaser or one of its affiliated entities. Notwithstanding any assignment to an Approved Assignee, or otherwise, the Assignor Party shall remain primarily liable for the performance of its obligations under this Contract.

Section 18.  Effective Date.
             --------------

             The "Effective Date" of this Contract shall be the date this Contract has been executed by all parties and upon which each has received a fully executed original hereof (with all Exhibits attached).

Section 19.  Time of the Essence.
             -------------------

             Time is of the essence for each and every provision of this Contract.

Section 20.  Destruction, Damage or Taking Prior to Closing.
             ----------------------------------------------

            (a) Prior to Closing, risk of loss or risk of a total or partial taking with regard to the Property shall be borne by Seller.

            (b) In the event the Property, or any material portion thereof, is condemned by governmental authority under right of eminent domain or otherwise prior to Closing (or notice of such condemnation is received), Purchaser may, in Purchaser's sole discretion, either (i) terminate this Contract by giving written notice to Seller before the Closing Date, and receive back the Deposit, and neither party hereto shall have any further rights or obligations hereunder, except as otherwise provided in this Contract, or (ii) proceed with the Closing of the transaction, in which event the Purchase Price shall not be reduced and Seller shall assign to Purchaser all rights to receive the proceeds of the condemnation award. For purposes of this Section 20, a condemnation of all or a material portion of the Property shall be deemed to have occurred only if (i) the taking is for twenty five percent (25%) or more of the Land; (ii) the taking is for all or any portion of the building located on the Land which would render the use of such building infeasible; or (iii) the taking would materially and adversely affect access to the Property.

Section 21.  Terminology.
             ------------

             The captions beside the sections numbers of this Contract are for reference only and shall not modify or affect this Contract in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

Section 22.  Governing Law.
             --------------

             This Contract shall be governed by and construed in accordance with the laws of the State of Maryland. The parties hereto hereby consent that venue of any action brought under this Contract shall be in Montgomery County, Maryland or the U.S. District Court for the District of Maryland.

Section 23.  Severability.
             -------------

             In case any one or more of the provision contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 24.  Construction.
             ------------

             The parties acknowledge that each party and its counsel have reviewed this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

Section 25.  Attorney's Fees.
             ---------------

             If any action at law or in equity is necessary to enforce or interpret the terms of this Contract, the prevailing party or parties shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party or parties may be entitled.

Section 26.  Business Days.
             -------------

             If the Closing Date or the day for performance of any act required under this Contract falls on a Saturday, Sunday or legal holiday (including any date upon which Seller's, Purchaser's or the Title Company's bank is closed), then the Closing Date or the day for such performance, as the case may be, shall be the next following regular business day.

Section 27.  Confidentiality.
             ---------------

             Seller and Purchaser, and their respective, employees, officers, directors, agents, consultants and attorneys, shall maintain in absolute confidence the terms of this Contract, all due diligence material obtained by Purchaser hereunder, except as otherwise agreed to in writing by the parties hereto. Notwithstanding the foregoing, Purchaser may make such disclosures as may be reasonably required in connection with obtaining equity investment or financing for the purchase of the Property. All obligations of the parties under this
Section 27 shall terminate upon the Closing of this transaction or termination of this Contract.

Section 28.  Counterparts and Facsimile Signatures.
             -------------------------------------

             This Contract may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, but which together shall constitute one and same instrument. The parties hereto may execute this Contract (including all Exhibits) by facsimile signature, it being the intent of the parties hereto that such signatures constitute originals thereof. The parties shall, as soon as reasonably practicable after the date hereof, exchange originally signed counterpart signature pages of this Contract (including all Exhibits).

Section 29.  Miscellaneous.
             -------------

             (a) The terms and provisions of this Contract shall not survive the Closing and none of such terms or provisions shall be merged in the deed; provided, however, that representations and warranties contained in this Contract shall survive the Closing as provided herein.

             (b) This Contract is intended for the exclusive benefit of the parties hereto and shall not create any rights in, or be enforceable by, any other person.

             (c) No partnership or joint venture exists between Seller and Purchaser, and nothing in this Contract or any of the documents contemplated herein shall be deemed to create any partnership or joint venture between Seller and Purchaser.

             (d) Trustee is executing this Contract in its representative capacity as "Trustee" with respect to Seller and shall not have any personal liability hereunder or in connection herewith.

             (e) Notwithstanding anything to the contrary set forth herein, the parties agree that all of the rights and obligations of the Purchaser under this Contract may be assigned by Purchaser prior to the Closing to a "qualified intermediary" for purposes of enabling the Purchaser to qualify the exchange of the Property for other property as a tax-deferred exchange under Section 1031 of the Internal Revenue Code; provided, however, that such transfer shall not relieve Purchaser of any obligation of Purchaser under this Contract. Seller agrees to cooperate in connection with any proposed exchange of Property provided, however, (i) the acquisition and exchange of the Property for designated exchange property shall not impose upon the Seller, the Trust Parties or Indemnitors any additional financial obligations, representations or warranties; and (ii) Purchaser shall indemnify and hold Seller harmless from any and all liabilities, claims, losses or actions which Seller incurs or to which Seller may be exposed as a result of Seller's participation in the contemplated exchange.

Section 30.  Purchaser's and Seller's Continuing Obligations.
             -----------------------------------------------

             (a) The owner of the Property shall remain liable after the Closing Date to perform all obligations under the Permitted Encumbrances first arising and accruing on and after the Closing Date, including, without limitation, all City Related Agreements. With respect the Agreement to Adjust Property Configuration, Seller, the Trust Parties and Indemnitors represent and warrant that all material obligations required of the Seller have been satisfied except for the receipt of "Road Option #3 Substituted Parcel" by Seller or its designee;

             (b) Seller acknowledges that certain real property owned by Seller other than the Property ("Seller's Other Property") is subject to certain covenants, conditions and restrictions as set forth in the GEIS Lease, (the "GEIS Restrictions"). Seller shall (and Indemnitors shall cause Seller), at Closing, to record in the appropriate real property records a notice of the existence of the GEIS Restrictions that affect the Seller's Other Property. Seller and Indemnitors shall indemnify and protect Purchaser from any loss, cost, damage, liability or expense (including, without limitation, attorney's fees and court costs) suffered or incurred by the failure of any applicable party to comply with the GEIS Restrictions (the "GEIS Restriction Indemnity"). The GEIS Restriction Indemnity shall survive Closing without limitation as to time.

             (c) Seller and Purchaser agree to enter into and record an agreement at Closing of mutual cooperation for the granting and vacating of easements and rights of way which may be necessary or desirable in connection with the development and enjoyment of the Property and the Seller's Other Property. Such agreement shall provide that neither party shall unreasonably withhold the grant or vacation of an easement or right-of-way, and neither party shall impose any charge on the other for such action above actual out-of-pocket charges incurred to third parties.

Section 31.  Mutual Indemnifications.
             -----------------------

        (a) Purchaser hereby agrees to indemnify and hold Seller, Trustee and Indemnitors harmless from and against any and all loss, cost, liability, damage, claim or expense (including reasonable attorneys' fees) in connection with, arising out of or in any way related to: (i) Purchaser's representations and warranties set forth in this Contract; and (ii) any liability under this Contract first arising and accruing after the Closing Date and relating to the ownership, operation, management and maintenance of the Property. Notwithstanding the foregoing, the Purchaser's liability under this Section 31(a) shall be limited to FIVE HUNDRED THOUSAND DOLLARS ($500,000), except for:
(i) liability arising out of a fraudulent representation or warranty on the part of the Purchaser and liability arising out of Purchaser's indemnity under
Section 29(e), in which events there shall no limit on the amount of the Purchaser's liability.

        (b) Indemnitors hereby agree to indemnify and hold Purchaser harmless from and against any and all loss, cost, liability, damage, claim or expense (including reasonable attorneys' fees) in connection with, arising out of or in any way related to: (i) Indemnitors' representations, warranties and covenants set forth in this Contract; and (ii) the ownership, operation, management and maintenance of the Property prior to the Closing Date. Notwithstanding the foregoing, except in the case of a Fraud Claim(s), the GEIS Restriction Indemnity or a breach of the Entity Warranties, the Indemnitors' liability under this Section 31 shall be limited to FIVE HUNDRED THOUSAND DOLLARS ($500,000) in the aggregate (with the separate limit of liability for each of the Indemnitors equal to one-half (1/2) of the overall aggregate liability). In the case of a Fraud Claim(s), a breach of the Entity Warranties, or the GEIS Restriction Indemnity, there shall be no limit on the amount of Indemnitors' liability other than a separate limit of liability for each of the Indemnitors equal to one-half (1/2) of the aggregate liability for the Fraud Claim(s), breach of the Entity Warranties or the GEIS Restriction Indemnity.

        (c) Notwithstanding any other provision herein to the contrary, in the event of a loss or claim of any kind or nature by a party entitled to indemnification pursuant to this Section 31 (the "Indemnitee") which loss or claim is covered by insurance maintained by the Indemnitee, then the Indemnitee shall look first to its insurance coverage for recovery and diligently file and pursue a claim for such loss. The indemnifying party under this Section 31 shall be responsible only for such amounts as are not covered by insurance. In the event that an Indemnitee has filed a claim with its insurance carrier as provided for in this Section 31(c), then any applicable time limits for bringing legal action against the indemnifying party shall be tolled until the carrier has rendered its determination in writing with respect to such filed claim.

Section 32.  FAR's.
             ------

        Seller and Purchaser acknowledge and agree that with respect to the 700,000 square feet (FAR) as set forth in the Addendum No. 1 to Annexation Agreement -GE Technology Park, 550,000 square feet of additional FAR shall be allocated to the Property and 150,000 square feet of additional FAR shall be allocated to Seller's Other Property. Seller and Purchaser agree to enter into and record an agreement at Closing which documents the foregoing allocation.

Section 33.  Schedule of Exhibits.
             ---------------------

             Exhibit "A"   -   the Land
             -----------
             Exhibit "B"   -   Personal Property
             -----------
             Exhibit "C"   -   Warranties
             -----------
             Exhibit "D"   -   Specific Permitted Exceptions
             -----------
             Exhibit "D-1" -   Trust's Title Insurance Policy
             -------------
             Exhibit "D-2" -   City and Related Agreements
             -------------
             Exhibit "E"   -   Form of Escrow Agreement
             -----------
             Exhibit "F"   -   Title Objections Notice
             -----------
             Exhibit "G"   -   Tenant Estoppel Certificate
             -----------



                        [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Contract is hereby executed as of the Effective Date.

                              SELLER:
                              ------

                              The Gaithersburg Realty Trust


Dated: February 28, 2001           By:  /s/ David H. Bralove
                                        --------------------
                                   David H. Bralove, not individually but solely
                                   in his capacity as owner trustee

                              with the consent of:
                              -------------------

                              The Humphries Living Trust


Dated: February 28, 2001           By:  /s/ Weldon Humphries
                                        --------------------
                                   Weldon Humphries
                                   Trustee


                              Commercial, Analytic and Legal Services, L.L.C.


Dated: February 28, 2001           By:  /s/ Heinz-Dieter Kals
                                        ---------------------
                                   Heinz-Dieter Kals
                                   Member and Operating Manager


                              REII-Gaithersburg, Maryland, L.L.C.,
                              a Delaware limited liability company

Dated: February 28, 2001           By:  /s/ Heinz-Dieter Kals
                                        ---------------------
                                   Heinz-Dieter Kals
                                   Member, Board of Managers


Dated: February 28, 2001           By:  /s/ Weldon Humphries
                                        --------------------
                                   Weldon Humphries
                                   Member, Board of Managers


                  [SIGNATURES CONTINUED ON FOLLOWING PAGES.]

               [SIGNATURE PAGE OF PURCHASE CONTRACT CONTINUED.]



                              PURCHASER:
                              ---------


                              Santa Fe Hotel, Inc.


Dated: February 28, 2001           By:  /s/ Paul W. Lowden
                                   -----------------------
                                   Paul W. Lowden
                                   Chairman of the Board of Directors





                   [SIGNATURES CONTINUED ON FOLLOWING PAGE].

               [SIGNATURE PAGE OF PURCHASE CONTRACT CONTINUED.]



                         INDEMNITORS:
                         -----------

                         The Indemnitors execute this Contract solely and exclusively to acknowledge their obligations under
                         Section 3, 4, 11, 13, 30 and 31(b) and for no other purpose.


Dated: February 28, 2001      /s/ Weldon Humphries
                              --------------------
                              Weldon Humphries


Dated: February 28, 2001      /s/ Heinz-Dieter Kals
                              ---------------------
                              Heinz-Dieter Kals